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                                                                   EXHIBIT 10.26


*Represents confidential information for which Ariba, Inc. is seeking confidential treatment with the Securities and Exchange Commission.

                  RELEASE, REIMBURSEMENT AND PAYMENT agreement

         This Release, Reimbursement and Payment Agreement (the "Agreement") is made as of December 10, 2001 (the "Effective Date") by and among Ariba, Inc. ("Ariba"), Nihon Ariba K.K. ("Nihon Ariba"), SOFTBANK Corp. ("Softbank"), and SOFTBANK EC Holdings Corp., which is previously known as SOFTBANK E-Commerce Corp. ("Softbank ECH") (collectively, the "Parties"). Capitalized terms used and not otherwise defined herein shall have meanings set forth in the Amended Agreements (as defined below).

                                    RECITALS

WHEREAS, the Parties have individually and separately entered into the following agreements, each (except for the Alliance Agreement described below) dated as of October 19, 2000 (collectively, including the Alliance Agreement, the "Previous Agreements"):

         1. Stock Purchase Agreement by and among Nihon Ariba, Softbank and Softbank ECH (the "Original Stock Purchase Agreement");

         2. Shareholders Agreement by and among Softbank, Softbank ECH, Ariba and Nihon Ariba;

         3.   Software License Agreement by and between Nihon Ariba and Ariba;

         4.   Letter agreement by and between Ariba and Softbank; and

         5. Master Alliance Agreement by and between Nihon Ariba and Softbank Commerce Corporation dated April 1, 2001 (the "Alliance Agreement"), including the Attachment for Reselling of the same date and the Addendum to the Attachment for Reselling; Appointment of Dealers of the same date;

WHEREAS, concurrently herewith, the Parties have individually and separately entered into the following agreements, each dated as of the Effective Date, in order to amend, supplement and/or replace the Previous Agreements (collectively, the "Amended Agreements"):

         1. Amendment No. 1 to Stock Purchase Agreement by and among Nihon Ariba, Softbank and Softbank ECH (the Original Stock Purchase Agreement as amended by such Amendment No. 1, the "Stock Purchase Agreement");

         2. First Amended and Restated Shareholders Agreement by and among, Softbank, Softbank ECH, Ariba and Nihon Ariba (the "Shareholders Agreement");

         3. Distribution Agreement by and between Nihon Ariba and Ariba (the "Distribution Agreement");

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         4. Amended and restated letter agreement by and between Ariba and
Softbank (the "Letter Agreement");

         5. Standby Purchase Agreement by and between Softbank ECH, Nihon Ariba, and Ariba (the "Standby Purchase Agreement"); and

         6. Amended Master Alliance Agreement by and between Nihon Ariba and Softbank Commerce Corporation ("SBC") dated December 10, 2001 (the "Amended Alliance Agreement"), including the Attachment for Reselling of the same date (the "Attachment") and the Addendum to the Attachment for Reselling; Appointment of Dealers of the same date (the "Addendum"); and

WHEREAS, the Parties have determined that a change in conditions has made the Amended Agreements desirable for all Parties in order to adjust the Parties' obligations to the current market for technology products and services.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

                                   AGREEMENT.

1.   Release.
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         (a) Each Party does hereby release and forever discharge the other
Parties and each of their respective past, present and future shareholders, directors, officers, employees, affiliates and agents and their respective successors and assigns (collectively, the "Released Persons") of and from any and all claims, debts, liabilities, costs, actions, demands, contracts, suits, expenses, damages, actions and causes of action of any kind or nature (known or unknown) which a Party giving such release may now or hereafter have or claim to have against the Released Persons for whose benefit the release is given which in any way arise from, relate to or are connected to the Stock Purchase Agreement by and among Nihon Ariba, Softbank and Softbank ECH dated October 19, 2000, the Shareholders Agreement by and among Softbank, Softbank ECH, Ariba and Nihon Ariba dated October 19, 2000, the Software License Agreement by and between Nihon Ariba and Ariba dated October 19, 2000, the Letter Agreement by and between Ariba and Softbank dated October 19, 2000, and the Master Alliance Agreement by and between Nihon Ariba and Softbank Commerce Corporation dated April 1, 2001, including the Attachment for Reselling of the same date and the Addendum to the Attachment for Reselling; Appointment of Dealers of the same date in each case prior to its being amended, supplemented, or replaced on the Effective Date. However, such release and discharge specifically excludes any and all claims, debts, liabilities, costs, actions, demands, contracts, suits, expenses, damages, actions and causes of action arising out of or related to (a) a breach by Softbank Commerce Corporation of Sections 2 or 10 of the Alliance Agreement, (b) any payment obligations owing from Nihon Ariba to Ariba, and (c) any obligations contained in the agreements entered into by the Parties relating to Ariba Korea Ltd., including Stock Purchase Agreement, Schedule of Exceptions, Shareholders Agreement, License Agreement, Letter Amending the Stock Purchase Agreement, Non-Disclosure Agreement, Side Letter, and Asset Transfer Agreement. This release shall not affect the rights and obligations of the Parties to the Amended Agreements, which shall be in full

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force and effect.

         (b) Each Party agrees that it will forever refrain and forebear from instituting, commencing, or prosecuting any litigation, action or other proceeding against the Released Persons based on, or arising out of or in connection with any claim, debt, liability, obligation, demand, contract, costs, expense, action or cause of action that is released and discharged by reason of this Agreement.

         (c) Each Party hereby waives and relinquishes any and all rights and benefits afforded by Section 1542 of the Civil Code of the State of California (or any analogous law or regulation) which reads as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

2. Reimbursement for Nihon Ariba Employees. The Parties agree that as marketing
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assistance, Softbank ECH shall, with respect to each calendar quarter during the
Support Period, pay Nihon Ariba an amount equal to [*], in each case for the applicable quarter. For the purposes of this paragraph, [*]. Softbank ECH's obligations hereunder relate to quarters during the "Support Period," which shall mean the period commencing on [*] and continuing until [*]. The "[*]" shall mean, for a calendar quarter during the Support Period, the [*] for whom Softbank ECH shall reimburse the [*] to Nihon Ariba. The [*] shall be determined as follows based on [*]:

         [*]

"Employee(s)," for the purposes of this Section 2, means the (A) person(s) employed by Nihon Ariba at the end of the applicable quarter, and (B) open full-time work position(s) for which Nihon Ariba is seeking to hire new employee(s) in good faith at the end of the applicable quarter.

Promptly following the end of each calendar quarter during the Support Period, Nihon Ariba shall deliver to Softbank ECH a written statement of the reimbursement payment owed by Softbank ECH for such quarter, including (i) a calculation of the [*] for the quarter, (ii) [*] and (iii) [*] at the end of the quarter. Not later than three (3) business days following its receipt of such statement, Softbank ECH shall pay the reimbursement amount set forth in such statement.

3. Payment Obligations. To induce Nihon Ariba to enter into the Amended Alliance
   -------------------
Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, Softbank, hereby intending to be legally bound, unconditionally and irrevocably agrees to pay to Nihon Ariba and Ariba, whether on payment due dates or by acceleration or otherwise, the following amounts due and interest:

         [*] Payments. If on any [*] Date (as defined in the Standby Purchase Agreement) Softbank ECH fails to make a [*] Payment (as defined in the Standby Purchase Agreement) when due for any reason, then Softbank shall make such [*] Payment in accordance with Section 3 of the Standby Purchase Agreement by paying, within two (2) business days of such [*] Date,

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the [*] Payment amount otherwise required to be paid by Softbank ECH in accordance with the Standby Purchase Agreement with respect to the Revenue Commitment (as defined in the Standby Purchase Agreement) in question.

         (b) Fee Payments. If on any date which any payment is due under Section
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4.1 of the Amended Alliance Agreement (each a "Fee Payment," and together with the [*] Payments, and the payments of Variable Costs required under Section 2 above the "Payments"), Nihon Ariba does not receive such Fee Payment in full for any reason, then Softbank shall make such payment in accordance with Section 4.1 of the Amended Alliance Agreement by paying, within two (2) business days of such Fee Payment due date, the unpaid amount of such Fee Payment. The obligation of Softbank to make Fee Payments to Nihon Ariba pursuant to this Section 3(b) shall terminate when Nihon Ariba shall have received an aggregate of [*] in cash for Qualifying Revenues (as defined in the Standby Purchase Agreement), including [*] Payments. For the avoidance of doubt, any Excluded Cash Payments (as defined in the Standby Purchase Agreement) received by Nihon Ariba shall not be included as part of such [*].

         (c) Variable Cost Payments. If on any date which any payment of [*] is
             ----------------------
due under Section 2 above (each, a "[*]"), Softbank ECH fails to make such payment when due for any reason, then Softbank shall make such payments in accordance with Section 2 above by paying, within two (2) business days of such [*], the amount otherwise required to be paid by Softbank ECH in accordance with
Section 2 above.

         (d) Continuing Nature of Payment Obligations. The payment obligations
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of Sections 3(a), 3(b) and 3(c) are continuing payment obligations, including obligations under future transactions that either increase or continue the Payments, or from time to time, renew Payments that have been satisfied.

         (e) Independent Payment Obligation. The payment obligations of Softbank
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hereunder are independent of all other obligations of Softbank, Softbank ECH,
SBC or any other party affiliated with Softbank (collectively, the "Softbank Parties") under any agreement, and Nihon Ariba and/or Ariba may, upon occurrence of any default hereunder, proceed in the enforcement hereof independently of, and without affecting any other right or remedy that Nihon Ariba and/or Ariba may at any time have or hold with respect to any obligations of Softbank or any affiliate under any agreement. Nihon Ariba and/or Ariba may proceed with an action against Softbank regardless of whether action is brought with respect to any of Softbank ECH or SBC. The liability of Softbank hereunder to Nihon Ariba and/or Ariba shall be reinstated and revived, and the rights of Nihon Ariba and Ariba shall continue, with respect to any Payment which thereafter shall be required to be restored or returned by Nihon Ariba and/or Ariba for any reason as though such amount had not been paid. The liability of Softbank hereunder and the enforceability of this Section 3 shall remain effective with respect to the full amount and extent of all Payments and interest on such Payments, even though the obligations of this Section 3 or any part thereof may be or hereafter may become invalid or otherwise unenforceable as against any of Softbank or Softbank ECH or SBC. For the avoidance of doubt, the obligation of Softbank under this Section 3 shall remain in full force and effect notwithstanding the termination of the Standby Purchase Agreement, the Distribution Agreement or the Amended Alliance Agreement (including, without limitation, the Attachment and Addendum) or the

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occurrence of a Modification Event or a Payment Failure (as such terms are defined in the Distribution Agreement).

         (f) Waiver of Defenses. Softbank expressly waives any right to require
             -------------------
Nihon Ariba and/or Ariba, prior to or as a condition to the enforcement of this
Section 3, to proceed against Softbank ECH or SBC or pursue any other remedy in Nihon Ariba's or Ariba's power. Softbank expressly waives any defense to the obligations set forth in this Section 3 that it may have for itself or exercise on behalf of Softbank ECH or SBC. Until all Payments have been paid in full, Softbank shall have no right of subrogation, and expressly waives any right to enforce any remedy which Softbank ECH or SBC now has or hereafter may have against Nihon Ariba and/or Ariba. Softbank expressly waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and all other notices of any kind or nature whatsoever with respect to the Payments, and notices of acceptance of the obligations set forth in this Section 3 and of the existence, creation, or incurring of new or additional Payments. Softbank waives, to the fullest extent allowed by law, the benefit of any statute of limitations affecting Softbank's liability hereunder or the enforcement of this
Section 3. Softbank assumes all responsibility for being and keeping itself informed of both Softbank ECH's and SBC's financial condition and agrees that neither Nihon Ariba nor Ariba shall have any duty to advise Softbank of information regarding such condition or any such circumstances.

         (g) Insolvency. If any of Softbank ECH or SBC becomes insolvent or is
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adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of applicable bankruptcy laws, or if such a petition is filed against any of Softbank ECH or SBC, and in any such proceeding some or all of the Payments are terminated or rejected or any of the Payments are modified or abrogated, or if the Payments are otherwise avoided for any reason, Softbank's undertakings and obligations hereunder shall not thereby be affected or modified and shall continue in full force and effect as if no such action or proceeding had occurred. This Agreement shall continue to be effective or be reinstated, as the case may be, if Ariba must return any payment received with respect to the Payments upon the insolvency, bankruptcy or reorganization of any of Softbank ECH or SBC, Softbank, or otherwise, as though such payment had not been made.

The parties acknowledge and agree that, without in any way diminishing any obligations set forth herein, or any of the rights or remedies of Nihon Ariba K.K. or Ariba hereunder or otherwise, Softbank and Softbank ECH SB shall be jointly and severally liable for the obligations set forth in this Section 3.

4. Governing Law; Dispute Resolution. The validity, construction and
   ---------------------------------
enforceability of this Agreement and the Amended Agreements (except the Amended Master Alliance Agreement only to the extent that an action completely arises solely between Nihon Ariba K.K. and Softbank Commerce Corporation and solely out of the Amended Master Alliance Agreement), collectively or separately, shall be governed by and construed in accordance with the laws of the State of California. The Parties shall attempt to resolve all disputes between the Parties arising out of or relating to this Agreement and the Amended Agreements amicably through good faith discussions upon the written request of any Party. In the event that any such dispute cannot be

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resolved thereby within a period of sixty (60) days after such notice has been given (the last day of such sixty (60) day period being herein referred to as the "Arbitration Date"), such dispute shall be finally settled by arbitration in San Francisco, California, using the English language in accordance with the Arbitration Rules and Procedures of JAMS then in effect, by one or more commercial arbitrator(s) with substantial experience in resolving complex commercial contract disputes, who may or may not be selected from the appropriate list of JAMS arbitrators. If the Parties cannot agree upon the number and identity of the arbitrators within fifteen (15) days following the Arbitration Date, then a single arbitrator shall be selected on an expedited basis in accordance with the Arbitration Rules and Procedures of JAMS. Any arbitrator so selected shall have substantial experience in the software industry. The arbitrator(s) shall have the authority to grant specific performance and to allocate between the Parties the costs of arbitration (including service fees, arbitrator fees and all other fees related to the arbitration) in such equitable manner as the arbitrator(s) may determine. The prevailing Party in the arbitration shall be entitled to receive reimbursement of its reasonable expenses (including reasonable attorneys' fees, expert witness fees and all other expenses) incurred in connection therewith. Judgment upon the award so rendered may be entered in a court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Notwithstanding the foregoing, each Party shall have the right to institute an action in a court of proper jurisdiction for preliminary injunctive relief pending a final decision by the arbitrator(s), provided that a permanent injunction and damages shall only be awarded by the arbitrator(s). For all purposes of this Section 4, the Parties consent to exclusive jurisdiction and venue in the United States federal Courts located in the Northern District of California. For the avoidance of doubt, the validity, construction, and enforceability of this Agreement and the resolution of disputes arising out of and relating to this Agreement and any related agreements (other than an action solely between Nihon Ariba K.K. and Softbank Commerce Corporation relating solely to the Amended Master Alliance Agreement), collectively or separately, shall be governed solely by this Section 4, notwithstanding that (i) the Amended Master Alliance Agreement is governed by Japanese law and uses a different dispute resolution procedure or (ii) disputes arising out of or relating to this Agreement are, or are asserted to, in any way relate to or be based on similar facts as disputes arising out of or relating to the Amended Master Alliance Agreement.

5. General. Except as expressly modified by this Agreement, all terms,
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conditions and provisions of the Amended Agreements shall continue in full force and effect in accordance with their terms. In the event of a conflict between the terms and conditions of this Agreement, and the terms of any of the Amended Agreements, the terms and conditions of this Agreement shall prevail. Each Party represents and warrants to the other Parties that its execution and delivery of this Agreement has been duly authorized, and that this Agreement constitutes its valid and legally binding obligation. Each Party agrees that together with the Amended Agreements, this Agreement, constitutes the complete and exclusive statement of the agreement between the Parties, and supersedes all proposals and understandings, oral and written, relating to the subject matter of this Agreement and the Amended Agreements. From the date hereof, references to the Amended Agreements shall be deemed to be the Transaction Agreements as supplemented by this Agreement. This Agreement may not be modified or rescinded except in a writing signed by each of the Parties.

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         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives:

Nihon Ariba K.K.                              SOFTBANK Corp.

By:     /s/ Kuniaki Watanabe                  By:    /s/ Masayoshi Son
        --------------------------------             ---------------------------
Name:   Kuniaki Watanabe                      Name:  Masayoshi Son
        --------------------------------             ---------------------------
Title:  President and CEO                     Title: President and CEO
        --------------------------------             ---------------------------


Ariba, Inc.                                   SOFTBANK EC Holdings Corp.

By:     /s/ Robert M. Calderoni               By:    /s/ Ken Miyauchi
        --------------------------------             ---------------------------
Name:   Robert M. Calderoni                   Name:  Ken Miyauchi
        --------------------------------             ---------------------------
Title:  President and CEO                     Title: President and CEO
        --------------------------------             ---------------------------





         SIGNATURE PAGE TO RELEASE, REIMBURSEMENT AND PAYMENT AGREEMENT